As filed with the Securities and Exchange Commission on June 22, 2021

Registration Nos. 333-158516, 333-161702, 333-166011,

333-171944, 333-183313, 333-195855, 333-205353,

333-216600, 333-224066, 333-225083

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-158516

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-161702

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION NO. 333-166011

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-171944

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-183313

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-195855

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-205353

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION NO. 333-216600

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-224066

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION NO. 333-225083

UNDER THE SECURITIES ACT OF 1933

RESHAPE WEIGHTLOSS INC.

(Exact name of registrant as specified in its charter)

Delaware	48-1293684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer

San Clemente, California 92673

(949) 429-6680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barton P. Bandy

President and Chief Executive Officer

1001 Calle Amanecer

San Clemente, California 92673

(949) 429-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brett R. Hanson

Fox Rothschild LLP

222 South Ninth Street, Suite 2000

Minneapolis, Minnesota 55402

(612) 607-7000

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments, filed by ReShape Weightloss Inc. (formerly named ReShape Lifesciences Inc.), a Delaware corporation (the “Registrant”), deregister any and all securities registered under the following registration statements (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•                  The Registration Statement on Form S-3 (No. 333-158516), pertaining to the registration of up to 4,338,308 shares of the Registrant’s common stock, which was filed with the Commission on April 9, 2009;

•                  The Registration Statement on Form S-3 (No. 333-161702), pertaining to the registration of up to 21,000,000 shares of the Registrant’s common stock, which was filed with the Commission on September 3, 2009;

•                  The Registration Statement on Form S-3 (No. 333-166011), pertaining to the registration of up to $35,000,000 of the Registrant’s securities and the resale of up to 5,191,756 shares of the Registrant’s securities, which was filed with the Commission on April 12, 2010, and an amendment thereto, which was filed with the Commission on April 26, 2010;

•                  The Registration Statement on Form S-3 (No. 333-171944), pertaining to the registration of up to 7,129,018 shares of the Registrant’s common stock, which was filed with the Commission on January 28, 2011;

•                  The Registration Statement on Form S-3 (No. 333-183313), pertaining to the registration of up to $75,000,000 of the Registrant’s securities, the resale of up to 865,299 shares of the Registrant’s common stock, and the registration of up to 1,760,000 shares of the Registrant’s common stock issuable upon the exercise of warrants, which was filed with the Commission on August 14, 2012;

•                  The Registration Statement on Form S-3 (No. 333-195855), pertaining to the registration of up to $75,000,000 of the Registrant’s securities, which was filed with the Commission on May 9, 2014;

•                  The Registration Statement on Form S-3 (No. 333-205353), pertaining to the registration of up to $15,000,000 of the Registrant’s securities, which was filed with the Commission on June 30, 2015;

•                  The Registration Statement on Form S-3 (No. 333-216600), pertaining to the registration of up to $75,000,000 of the Registrant’s securities, which was filed with the Commission on March 10, 2017, and an amendment thereto, which was filed with the Commission on July 18, 2017;

•                  The Registration Statement on Form S-3 (No. 333-224066), pertaining to the registration of up to $5,813,500 of the Registrant’s securities, which was filed with the Commission on April 2, 2018; and

•                  The Registration Statement on Form S-3 (No. 333-225083), pertaining to the registration of up to $125,000,000 of the Registrant’s Securities, which was filed with the Commission on May 21, 2018.

Pursuant to an Agreement and Plan of Merger, dated January 19, 2021, among the Registrant, Obalon Therapeutics, Inc. (“Obalon”) and Optimus Merger Sub, Inc., a wholly-owned subsidiary of Obalon (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant becoming a wholly-owned subsidiary of Obalon (the “Merger”). As a result of the Merger, Obalon was renamed ReShape Lifesciences Inc., with the surviving subsidiary to be named ReShape Weightloss Inc. The Merger became effective on June 15, 2021.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the Securities registered but not sold under the Registration Statements.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on June 22, 2021.

RESHAPE WEIGHTLOSS INC.

By:	/s/ Barton P. Bandy
Barton P. Bandy
President and Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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